Exhibit 10.23

EXECUTION VERSION

SALE AND CONTRIBUTION AGREEMENT

between

BUSINESS DEVELOPMENT CORPORATION OF AMERICA,

as Seller

and

BDCA 2L FUNDING I, LLC,

as Purchaser

Dated as of February 21, 2014

-i-

-ii-

This SALE AND CONTRIBUTION AGREEMENT, dated as of February 21, 2014 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), between BUSINESS DEVELOPMENT CORPORATION OF AMERICA, a Maryland corporation, as seller (in such capacity, the “Seller”) and BDCA 2L FUNDING I, LLC, a Delaware limited liability company, as purchaser (in such capacity, the “Purchaser”).

WITNESSETH:

WHEREAS, the Purchaser desires to purchase certain loans and related assets existing on the Effective Date and from time to time thereafter;

WHEREAS, the Seller may also wish to contribute certain loans, assets and related contracts to the capital of the Purchaser on the Effective Date and from time to time on each Purchase Date;

WHEREAS, the Seller desires to sell, assign and contribute such loans, assets and related contracts to the Purchaser upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Purchaser and the Seller as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). All capitalized terms used herein but not defined herein shall have the respective meanings specified in, or incorporated by reference into, the Loan Financing and Servicing Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), by and among the Purchaser, as borrower, Business Development Corporation of America, as servicer and as equityholder, Deutsche Bank AG, New York Branch, as administrative agent, U.S. Bank National Association, as collateral agent and collateral custodian, and the agents and lenders party from time to time thereto.

“Agreement” has the meaning set forth in the preamble hereto.

“Convey” means to sell, transfer, assign, contribute or otherwise convey assets hereunder.

“Conveyance” means, as the context may require, the Initial Conveyance or a Subsequent Conveyance.

“Indorsement” has the meaning specified in Section 8 102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning.

“Initial Conveyance” means either the Initial Conveyance of Collateral Obligations or the Initial Conveyance of Beneficial Interest in Reference Assets, as applicable.

“Initial Conveyance of Beneficial Interest in Reference Assets” has the meaning set forth in Section 2.1(c).

“Initial Conveyance of Collateral Obligations” has the meaning set forth in Section 2.1(a).

“Payment Date” means each Subsequent Conveyance Date and the date of the Initial Conveyance.

“Power of Attorney” has the meaning set forth in Section 2.3.

“Purchase Date” has the meaning set forth in Section 2.1(b).

“Purchase Notice” has the meaning set forth in Section 2.1(b).

“Purchase Price” has the meaning set forth in Section 3.1.

“Purchaser” has the meaning set forth in the preamble hereto.

“Schedule of Collateral Obligations” has the meaning set forth in Section 2.1(a).

“Seller” has the meaning set forth in the preamble hereto.

“Subsequent Conveyance” means either the Subsequent Conveyance of Collateral Obligations or the Subsequent Conveyance of Beneficial Interest in Reference Assets, as applicable.

“Subsequent Conveyance of Beneficial Interest in Reference Assets” has the meaning set forth in Section 2.1(d).

“Subsequent Conveyance Date of Beneficial Interest in Reference Assets” has the meaning set forth in Section 2.1(d).

“Subsequent Conveyance Date” means either the Subsequent Conveyance Date of Collateral Obligations or the Subsequent Conveyance Date of Beneficial Interest in Reference Assets, as applicable.

“Subsequent Conveyance of Collateral Obligations” has the meaning set forth in Section 2.1(b).

“Subsequent Conveyance Date of Collateral Obligation” has the meaning set forth in Section 2.1(b).

“Transferred Assets” means, collectively, the Transferred Collateral Obligations and Related Security and Transferred Beneficial Interests that are Conveyed by the Seller to the Purchaser hereunder.

“Transferred Beneficial Interests” means the Seller’s beneficial interest in each Reference Asset, including, but not limited to, any and all Reference Asset Collections with respect to each such Reference Asset, but expressly excluding legal title of each such Reference Asset (which legal title shall remain with Seller).

“Transferred Collateral Obligations” means each Collateral Obligation that is Conveyed from the Seller to the Purchaser pursuant to the terms of this Agreement.

“Warranty Collateral Obligations” has the meaning set forth in Section 6.1.

SECTION 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9. The term “including” when used in this Agreement means “including without limitation.”

SECTION 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

ARTICLE II

CONVEYANCES OF TRANSFERRED ASSETS

SECTION 2.1 Conveyances.

(a)          On the terms and subject to the conditions set forth in this Agreement, the Seller agrees to (i) Convey to the Purchaser on the Effective Date, and the Purchaser agrees to purchase from the Seller on the Effective Date (the “Initial Conveyance of Collateral Obligations”), all of the Seller’s right, title and interest in and to each Collateral Obligation listed on Schedule A to this Agreement (as such schedule may be amended, supplemented, updated or otherwise modified from time to time, the “Schedule of Collateral Obligations”) (the Schedule of Collateral Obligations, as amended, supplemented, updated or otherwise modified shall become part of the Schedule of Collateral Obligations attached to the Loan Agreement), together with all other Related Security and all proceeds of the foregoing but excluding the Retained Interests (if any) for such Collateral Obligation.

(b)          In the event the Purchaser agrees, from time to time after the Effective Date, to acquire additional Collateral Obligations (including Related Security) from the Seller, the Purchaser shall deliver written notice thereof to the Administrative Agent substantially in the form set forth in Schedule C hereto (each, a “Purchase Notice”), designating the date (each, a “Purchase Date”) of the proposed Conveyance (a “Subsequent Conveyance Date of Collateral Obligations”) and attaching a supplement to the Schedule of Collateral Obligations identifying the additional Collateral Obligations and Related Security proposed to be Conveyed. On the terms and subject to the conditions set forth in this Agreement and the Loan Agreement, the Seller shall Convey to the Purchaser, and the Purchaser shall purchase, on the applicable Subsequent Conveyance Date of Collateral Obligations (each such purchase and sale being herein called a “Subsequent Conveyance of Collateral Obligations”), all of the Seller’s right, title and interest in and to each Collateral Obligation then reported by the Seller on the Schedule of Collateral Obligations attached to the related Purchase Notice, together with all other Related Security and all proceeds of the foregoing.

(c)          On the terms and subject to the conditions set forth in this Agreement, the Seller agrees to (i) Convey to the Purchaser on the Effective Date, and the Purchaser agrees to purchase from the Seller on the Effective Date (the “Initial Conveyance of Beneficial Interest in Reference Assets”), the Transferred Beneficial Interests with respect to each Reference Asset listed on Schedule B to this Agreement (as such schedule may be amended, supplemented, updated or otherwise modified from time to time, the “Schedule of Reference Assets”). The Schedule of Reference Assets, as amended, supplemented, updated or otherwise modified shall become part of “Schedule 5: Reference Assets” attached to the Loan Agreement.

(d)          In the event the Purchaser agrees, from time to time after the Effective Date, to acquire from the Seller the beneficial interest in any additional Reference Assets, the Purchaser shall deliver a Purchase Notice designating the date of the proposed Conveyance (a “Subsequent Conveyance Date of Beneficial Interest in Reference Assets”), and attaching a supplement to the Schedule of Reference Assets identifying the additional Transferred Beneficial Interests proposed to be Conveyed. On the terms and subject to the conditions set forth in this Agreement and the Loan Agreement, the Seller shall Convey to the Purchaser, and the Purchaser shall purchase, on the applicable Subsequent Conveyance Date of Beneficial Interest in Reference Assets (each such purchase and sale being herein called a “Subsequent Conveyance of Beneficial Interest in Reference Assets”), the additional Transferred Beneficial Interests with respect to each Reference Asset then reported by the Seller on the Schedule of Reference Assets attached to the related Purchase Notice.

(e)          It is the express intent of the Seller and the Purchaser that each Conveyance of Transferred Assets by the Seller to the Purchaser pursuant to this Agreement be construed as an absolute sale and/or contribution of such Transferred Assets by the Seller to the Purchaser; provided, however, the Seller and the Purchaser acknowledge and agree that legal title of all Reference Assets shall remain with the Seller. Further, it is not the intention of the Seller and the Purchaser that any purchase be deemed a grant of a security interest in the Transferred Assets by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and other applicable law and (ii) the Conveyances by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Purchaser, a security interest in, to and under all of the Seller’s right, title and interest in, to and under, whether now owned or hereafter acquired, such Transferred Assets and all proceeds of the foregoing. The Purchaser and its assignees shall have, with respect to such Transferred Assets and other related rights, in addition to all the other rights and remedies available to the Purchaser and its assignees and under the other Transaction Documents, all the rights and remedies of a secured party under any applicable UCC.

The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Transferred Assets to secure a debt or other obligation, such security interest would be deemed to be a perfected security interest in favor of the Purchaser under applicable law and will be maintained as such throughout the term of this Agreement. The Seller represents and warrants that the Transferred Assets are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code.

(f)           In connection with the Initial Conveyance, the Seller agrees to file on or prior to the Effective Date, at its own expense, a financing statement or statements with respect to the Transferred Assets that are Conveyed by the Seller hereunder from time to time meeting the requirements of applicable state law in the jurisdiction of the Seller’s organization to perfect and protect the interests of the Purchaser created hereby under the UCC against all creditors of, and purchasers from, the Seller, and to deliver a file-stamped copy of such financing statements or other evidence of such filings to the Purchaser as soon as reasonably practicable after its receipt thereof.

(g)          The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be reasonably necessary or as the Purchaser may reasonably request, in order to perfect or protect the interest of the Purchaser in the Transferred Assets purchased hereunder or to enable the Purchaser to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, in order to accurately reflect the Conveyances contemplated by this Agreement, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) or other documents or instruments as may be reasonably requested by the Purchaser and mark its master computer records (or related sub-ledger) noting the purchase by the Purchaser of the Transferred Assets and the Lien of the Collateral Agent pursuant to the Loan Agreement. The Seller hereby authorizes the Purchaser to file and, to the fullest extent permitted by applicable law the Purchaser shall be permitted to sign (if necessary) and file, initial financing statements, continuation statements and amendments thereto and assignments thereof without the Seller’s signature; provided that the description of collateral contained in such financing statements shall be limited to only Transferred Assets. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

(h)          Each of the Seller and the Purchaser agree that prior to any Conveyance of any Transferred Asset hereunder, the Purchaser has no rights to or claim of benefit from any such Transferred Asset.

(i)           Each Conveyance under this Agreement shall be without recourse except as otherwise expressly provided in this Agreement.

SECTION 2.2 Indemnification. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Seller agrees to indemnify on an after-tax basis the Purchaser and its successors, transferees, and assigns (including each Secured Party) and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Indemnified Amounts”) awarded against or incurred by any of them arising out of any acts or omissions of the Seller and relating to this Agreement and the transactions contemplated hereby, excluding, however, (a) Indemnified Amounts in respect of any Transferred Asset due to creditworthiness of the related Obligor, (b) Indemnified Amounts payable to an Indemnified Party to the extent determined by a court of competent jurisdiction to have resulted from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party or its agent or subcontractor, (c) except as otherwise specifically provided herein, non-payment by any Obligor of an amount due and payable with respect to a Transferred Asset or (d) any Excluded Taxes.

SECTION 2.3 Assignment of Beneficial Interest with Irrevocable Power of Attorney Coupled with an Interest. To further document and effectuate the Initial Conveyance of Beneficial Interest in Reference Assets and each Subsequent Conveyance of Beneficial Interest in Reference Assets as provided in Sections 2.1(c) and 2.1(d) of this Agreement, concurrent with each such Conveyance, the Seller shall execute and deliver to the Purchaser an Assignment of Beneficial Interest With Irrevocable Power of Attorney Coupled with an Interest in the form attached hereto as Schedule D (each, a “Power of Attorney”).

ARTICLE III

CONSIDERATION AND PAYMENT; REPORTING

SECTION 3.1 Purchase Price. The purchase price (the “Purchase Price”) for the Transferred Assets Conveyed on each Purchase Date shall be a dollar amount equal to the fair market value (as agreed upon between the Seller and the Purchaser at the time of such Conveyance) of such Transferred Assets as of such date.

SECTION 3.2 Payment of Purchase Price. The Purchase Price shall be paid on the related Purchase Date (a) by payment in cash in immediately available funds in an amount not greater than the sum of (i) the proceeds of Advances made to the Purchaser with respect to such Transferred Assets to be Conveyed on such Purchase Date and (ii) amounts constituting Principal Collections in the Collections Account utilized for a Reinvestment pursuant to Section 8.3(b) of the Loan Agreement and (b) by the Seller making a capital contribution to the Purchaser in an amount equal to the remaining portion of the Purchase Price not paid in cash pursuant to clause (a) above.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Seller’s Representations and Warranties. The Seller represents and warrants to the Purchaser as of the Effective Date and as of each Purchase Date:

(a)          Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted. The Seller is duly qualified to do business as a Maryland corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions except where the failure to not do so would not reasonably be expected to have a Material Adverse Effect.

(b)          Power and Authority. The Seller has the power, authority and legal right to own, pledge, mortgage, operate and convey the Transferred Assets, to conduct its business as now, or proposed to be, conducted and to execute and deliver this Agreement and the Transaction Documents to which it is a party (in any capacity) and to perform its obligations hereunder and thereunder.

(c)          Authorization; Contravention. The execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party (in any capacity) have been duly authorized by the Seller by all necessary corporate action. The execution, delivery and performance of this Agreement and the Transaction Documents to which it is a party (in any capacity), the consummation of the transactions contemplated thereby and the fulfillment of the terms thereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its organizational documents, or any material indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or its properties are bound, (B) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such material indenture, agreement, mortgage, deed of trust or other instrument (except as may be created pursuant to this Agreement or any other Transaction Document), or (C) violate in any material respect any Applicable Law except, in the case of this subclause (C), to the extent that such conflict or violation would not reasonably be expected to have a Material Adverse Effect.

(d)          Execution and Delivery. This Agreement and the Transaction Documents to which it is a party (in any capacity) have been duly executed and delivered by the Seller.

(e)          Governmental Authorization. No consent, license, approval, authorization or order of, or registration, declaration or filing with, any Official Body having jurisdiction over the Seller or any of its properties is required to be made in connection with the execution, delivery or performance of this Agreement and the Transaction Documents to which it is a party (in any capacity) or the consummation of the transactions contemplated thereby, in each case other than (A) consents, licenses, approvals, authorizations, orders, registrations, declarations or filings which have been obtained or made and continuation statements and renewals in respect thereof and (B) where the lack of such consents, licenses, approvals, authorizations, orders, registrations, declarations or filings would not have a Material Adverse Effect.

(f)           Legality; Validity; Enforceability. Assuming due authorization, execution and delivery by each other party hereto and thereto, this Agreement and the Transaction Documents to which the Seller is a party (in any capacity) constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally, (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (C) implied covenants of good faith and fair dealing.

(g)          No Litigation. There are no proceedings or investigations pending or, to the best of the Seller’s knowledge, threatened against it, before any Official Body having jurisdiction over it or its properties (A) asserting the invalidity of any of the Transaction Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Transaction Documents, (C) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect or (D) seeking to impose any excise, franchise, transfer or similar tax upon the conveyance of the Transferred Assets hereunder.

(h)          Legal Compliance. The Seller has complied and will comply in all material respects with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and the Transferred Assets.

(i)           Tax Status. The Seller has timely filed all federal and other material tax returns (foreign, federal, state, local and otherwise) required to be filed by it and has paid all federal and other material taxes due and payable by it or any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Seller). It is not liable for taxes payable by any other Person. No tax lien or similar Adverse Claim has been filed, and no claim has been filed or is being asserted, with respect to any such tax, fee, assessment or other governmental charge. Any taxes, fees and other governmental charges payable by the Seller in connection with the transactions contemplated by this Agreement and the other Transaction Documents and the execution and delivery of this Agreement and the Transaction Documents have been paid or shall have been paid if and when due at or prior to the Effective Date or the Purchase Date, as applicable.

(j)           Place of Business. The principal place of business and chief executive office of the Seller, and the offices where the Seller keeps all its Records, are located at its address specified in Section 8.3, or such other locations notified to the Purchaser in accordance with this Agreement in jurisdictions where all action required by the terms of this Agreement has been taken and completed. There are currently no, and during the past four months (or such shorter time as the Seller has been in existence) there have not been, any other locations where the Seller is located (as that term is used in the UCC of the jurisdiction where such principal place of business is located).

(k)          Backup Security Interest. In the event that, notwithstanding the intent of the parties, the Conveyances hereunder shall be characterized as loans and not as sales and/or contributions, then this Agreement creates a valid and continuing Lien on the Transferred Assets in favor of the Purchaser and the Collateral Agent, as assignee, for the benefit of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC, and is enforceable as such against creditors of and purchasers from the Borrower; the Transferred Assets are comprised of Instruments, Security Entitlements, General Intangibles, Certificated Securities, Uncertificated Securities, Securities Accounts, Investment Property and Proceeds and such other categories of collateral under the applicable UCC as to which the Seller has complied with its obligations as set forth herein; with respect to Transferred Assets that constitute Security Entitlements, (A) all of such Security Entitlements have been credited to the Collection Account or Reference Asset Account, as applicable, and the Securities Intermediary has agreed to treat all assets credited to the Collection Account or Reference Asset Account, as applicable, as Financial Assets, (B) all steps necessary to enable the Collateral Agent to obtain Control with respect to the Collection Account or Reference Asset Account, as applicable, have been taken and (C) the Collection Account or Reference Asset Account, as applicable, is not in the name of any Person other than the Purchaser, subject to the Lien of the Collateral Agent for the benefit of the Secured Parties; the Purchaser has not instructed the Securities Intermediary to comply with the entitlement order of any Person other than the Collateral Agent; provided that, until the Collateral Agent delivers a Notice of Exclusive Control (as defined in the Account Control Agreement), the Purchaser (or the Servicer on its behalf) may cause cash in the Collection Account or Reference Asset Account, as applicable, to be invested in Permitted Investments, and the proceeds thereof to be paid and distributed in accordance with the Loan Agreement; all Accounts constitute Securities Accounts; the Seller owns and has good and marketable title to the Transferred Assets purchased by the Purchaser on the applicable Purchase Date, free and clear of any Lien (other than Permitted Liens); the Seller has received all consents and approvals required by the terms of any Collateral Obligation to the sale and granting of a security interest in the Collateral Obligations hereunder to the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties; the Seller has taken all necessary steps to file or authorize the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Transferred Assets in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in Maryland; all original executed copies of each underlying promissory note constituting or evidencing any Transferred Asset have been or, subject to the delivery requirements contained in the Loan Agreement, will be delivered to the Collateral Custodian; the Seller has received, or subject to the delivery requirements contained the Loan Agreement will receive, a written acknowledgment from the Collateral Agent that the Collateral Agent or its bailee is holding each underlying promissory note evidencing a Collateral Obligation solely on behalf of the Collateral Agent for the benefit of the Secured Parties; none of the underlying promissory notes that constitute or evidence the Collateral Obligations has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser and the Collateral Agent, as assignee on behalf of the Secured Parties; with respect to a Transferred Asset that constitutes a Certificated Security, such certificated security has been delivered to the Collateral Agent, as assignee of the Purchaser on behalf of the Secured Parties and, if in registered form, has been specially Indorsed (within the meaning of the UCC) to the Collateral Agent or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent upon original issue or registration of transfer by the Seller of such Certificated Security; and in the case of an Uncertificated Security, by (A) causing the Collateral Agent to become the registered owner of such uncertificated security and (B) causing such registration to remain effective.

(l)          Fair Consideration; No Avoidance for Collateral Obligation Payments. With respect to each Transferred Collateral Obligation sold hereunder, the Seller sold such Transferred Collateral Obligation to the Purchaser in exchange for payment, made in accordance with the provisions of this Agreement, in an amount which constitutes fair consideration and reasonably equivalent value. Each such Conveyance referred to in the preceding sentence shall not have been made for or on account of an antecedent debt owed by the Seller to the Purchaser and, accordingly, no such sale is or may be voidable or subject to avoidance under Title 11 of the Bankruptcy Code and the rules and regulations thereunder. In addition, no such Conveyance shall have been made with the intent to hinder or delay payment to or defraud any creditor of the Seller.

(m)         Eligibility of Transferred Collateral Obligations. Each Transferred Collateral Obligation that is Conveyed hereunder is, at the time of such Conveyance, an Eligible Collateral Obligation. At the time of such Conveyance, no event has occurred and is continuing which could reasonably be expected to affect the collectibility of such Transferred Collateral Obligation or cause it not to be paid in full. As of each Purchase Date, the Schedule of Collateral Obligations provide an accurate and complete listing of all the Transferred Collateral Obligations as of such Purchase Date and the information contained therein with respect to the identity of the Obligor of such Transferred Collateral Obligations and the amounts owing with respect thereto is true and correct in all material respects.

(n)         Solvency. The Seller is not the subject of any Insolvency Event. The transactions under this Agreement and any other Transaction Document to which the Seller is a party do not and will not render the Seller not Solvent.

(o)         Reserved.

(p)         Information True and Correct. All information heretofore or hereafter furnished by or on behalf of the Seller in writing to any Lender, the Collateral Agent or the Administrative Agent in connection with this Agreement or any transaction contemplated hereby is and will be (when taken as a whole) true and correct in all material respects and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading.

(q)         Selection Procedures. In selecting the Collateral Obligations hereunder and for Affiliates of the Borrower, no selection procedures (taking into account the type of assets included in the Collateral Obligations) were employed which are intended to be adverse to the interests of any Agent or Lender.

(r)          Investment Company Status. The Seller is a “business development company” within the meaning of the 1940 Act.

(s)          Payment in Full. The Seller has no knowledge of any fact which leads it or should have led a reasonable person to expect that any payments on any Transferred Asset at the time of Conveyance will not be paid in full when due or to expect any other material adverse effect on (A) the performance by the Seller of its obligations under this Agreement or any of the Transaction Documents, (B) the validity or enforceability of this Agreement or any of the Transaction Documents, or (C) the Transferred Assets or the interests of the Seller therein.

(t)          Representations and Warranties True and Correct. Each of the representations and warranties of the Seller contained in the Transaction Documents (other than this Agreement) is true and correct in all material respects and the Seller hereby makes each such representation and warranty to, and for the benefit of, the Borrower, the Lenders and the Administrative Agent, as if the same were set forth in full in this Agreement.

(u)         No Unmatured Servicer Default; Servicer Default; Unmatured Facility Termination Event; Facility Termination Event. No Unmatured Servicer Default, Servicer Default, Unmatured Facility Termination Event or Facility Termination Event has occurred and is continuing.

(v)         Credit and Collection Policy. All of the Transferred Collateral Obligations have been originated and are being serviced in accordance with the Credit and Collection Policy.

(w)         No Brokers or Finders. No broker or finder acting on behalf of the Seller was employed or utilized in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby and the Seller has no obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

(x)          Restricted Payments. The Seller shall not cause or permit the Purchaser to make any payments or distributions which would violate Section 10.16 of the Loan Agreement.

(y)         Special Purpose Entity. The Purchaser is an entity with assets and liabilities separate and distinct from those of the Seller and any Affiliates thereof, and the Seller hereby acknowledges that the Administrative Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by the Loan Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps, including all steps that the Purchaser or the Administrative Agent may from time to time reasonably request, to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and from each other Affiliate of the Seller, and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate.

(z)          Reserved.

(aa)        Set–Off, etc. No Transferred Assets have been compromised, adjusted, extended, satisfied, subordinated, rescinded, set–off or modified by the Seller or by the Obligor thereof, and no Transferred Assets are subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set–off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Transferred Assets or otherwise, by the Seller or by the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Transferred Assets otherwise permitted under the Transaction Documents and in accordance with the Servicing Standard.

(bb)      No Fraud. Each Transferred Collateral Obligation was originated without any fraud or material misrepresentation by the Seller or, to the Seller’s knowledge, on the part of the related Obligor.

(cc)       Ownership and Price of Collateral Obligations. Each Transferred Collateral Obligation was acquired by the Seller for its own account not less than two Business Days prior to the time of conveyance of such Collateral Obligation hereunder. The Purchase Price for each such Transferred Collateral Obligation represents the fair market value of such Transferred Collateral Obligation as of the time of conveyance hereunder.

SECTION 4.2 Reaffirmation of Representations and Warranties by the Seller; .Notice of Breach. The representations and warranties set forth in Section 4.1 shall survive (i) the Conveyance of the Transferred Assets to the Purchaser, (ii) the termination of the rights and obligations of the Purchaser and the Seller under this Agreement and (iii) the termination of the rights and obligations of the Purchaser under the Loan Agreement. Upon discovery by a Responsible Officer of the Purchaser or the Seller of a breach of any of the foregoing representations and warranties in any material respect, the party discovering such breach shall give prompt written notice to the other and to the Administrative Agent.

ARTICLE V

COVENANTS OF THE SELLER

SECTION 5.1 Covenants of the Seller. The Seller hereby covenants and agrees with the Purchaser that, from the date hereof, and until all amounts owed by the Seller pursuant to this Agreement have been paid in full (other than as expressly survive the termination of this Agreement), unless the Purchaser otherwise consents in writing:

(a)          Compliance with Agreements and Applicable Laws. The Seller shall perform each of its obligations under this Agreement and the other Transaction Documents and comply with all Applicable Laws, including those applicable to the Transferred Collateral Obligations and all proceeds thereof, except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(b)          Maintenance of Existence and Conduct of Business. The Seller shall: (i) do or cause to be done all things necessary to (A) preserve and keep in full force and effect its existence as a corporation and its rights and franchises in the jurisdiction of its formation and (B) qualify and remain qualified as a foreign corporation in good standing and preserve its rights and franchises in each jurisdiction in which the failure to so qualify and remain qualified and preserve its rights and franchises would reasonably be expected to have a Material Adverse Effect; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder or under its organizational documents; and (iii) at all times maintain, preserve and protect all of its licenses, permits, charters and registrations except where the failure to maintain, preserve and protect such licenses, permits, charters and registrations would not reasonably be expected to have a Material Adverse Effect.

(c)          Cash Management Systems: Deposit of Collections. To the extent the Seller (in its capacity as such) receives any Collections or Reference Asset Collections with respect to the Transferred Assets, the Seller shall transfer, or cause to be transferred, all such Collections to the Collection Account and all such Reference Asset Collections to the Reference Asset Account by the close of business on the second Business Day following the date such Collections are received and identified.

(d)          Books and Records. The Seller shall keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Seller in accordance with GAAP, maintain and implement administrative and operating procedures, and keep and maintain all documents, books, records and other information necessary or reasonably advisable and relating to the Transferred Assets prior to their Conveyance hereunder for the collection of all Transferred Assets.

(e)          Accounting of Purchases. Other than for tax and consolidated accounting purposes, the Seller will not account for or treat the transactions contemplated hereby in any manner other than as a sale or contribution of the Transferred Assets by the Seller to the Purchaser; provided that for federal income tax reporting purposes, the Purchaser is treated as a “disregarded entity” and, therefore, the transfer of Transferred Assets by the Seller to the Purchaser hereunder will not be recognized.

(f)           Payment, Performance and Discharge of Obligations. The Seller shall pay, perform and discharge or cause to be paid, performed and discharged promptly all Charges payable by it except where the failure to so pay, discharge or otherwise satisfy such obligation would not, individually or in the aggregate, be expected to have a Material Adverse Effect.

(g)          Taxes. The Seller will file on a timely basis all federal and other material Tax returns (including foreign, state, local and otherwise) required to be filed and will pay all taxes due and payable by it or any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Official Body (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Seller).

(h)          ERISA. The Seller shall not, and shall not cause or permit any of its Affiliates to, cause or permit to occur an event that results in the imposition of a Lien on any Transferred Asset under Section 412 of the IRC or Section 303(K) or 4068 of ERISA.

(i)           Compliance with Collateral Obligations and Servicing Standard. The Seller, to the extent it is Servicer and in its capacity as such, shall, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under any Collateral Obligations and shall comply with the Credit and Collection Policy and the Servicing Standard with respect to all Collateral Obligations.

(j)           Liens. The Seller shall not create, incur, assume or permit to exist any Lien on or with respect to any of its rights under any of the Transaction Documents or with respect to the Transferred Assets other than Permitted Liens. For the avoidance of doubt, this Section 5.1(j) shall not apply to any property retained by the Seller and not Conveyed or purported to be Conveyed hereunder.

(k)          Change of Name. Etc. The Seller shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Seller (or by the Administrative Agent on behalf of the Seller) in accordance with Section 2.1(f) seriously misleading or change its jurisdiction of organization, unless the Seller shall have given the Purchaser at least 30 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements.

(l)           Sale Characterization. The Seller shall not make statements or disclosures, or treat the transactions contemplated by this Agreement (other than for tax or accounting purposes) in any manner other than as a true sale, contribution or absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Collateral Obligations; provided that the Seller may consolidate the Purchaser and/or its properties and other assets for accounting purposes in accordance with GAAP and shall, in any such consolidated financial statement of the Seller, disclose appropriately in a footnote that such Transferred Collateral Obligations are held by the Purchaser.

(m)         Commingling. The Seller shall not, and shall not permit any of its Affiliates to, deposit or permit the deposit of any funds that do not constitute Collections (or other proceeds of any Collateral Obligations) or Reference Asset Collections into the Collection Account or Reference Asset Account, as applicable.

(n)          Separate Identity. The Seller acknowledges that the Administrative Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by this Agreement and the Loan Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller. Accordingly, from and after the date of execution and delivery of this Agreement, the Seller will take all reasonable steps to maintain the Purchaser’s identity as a legal entity that is separate from the Seller and each other Affiliate of the Seller and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller and each other Affiliate thereof and not just a division of the Seller or any such other Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller will take all other actions necessary on its part to ensure that the Purchaser is at all times in compliance with Section 10.5 of the Loan Agreement.

(o)          Irrevocable Instructions as to Reference Asset Collections. Within four (4) Business Days of the Initial Conveyance of Beneficial Interest of Reference Assets and each Subsequent Conveyance of Beneficial Interest in Reference Assets, the Seller shall deliver (i) to the related Obligor (or paying agent, as applicable) irrevocable instructions to make all future payments of Reference Asset Collections thereon to the Reference Asset Account and (ii) to the Purchaser evidence reasonably satisfactory to the Purchaser that such irrevocable payment instruction have been so delivered.

ARTICLE VI

WARRANTY LOANS

SECTION 6.1 Warranty Collateral Obligations. The Seller agrees that, with respect to any Transferred Collateral Obligation, in the event of a breach of any representation or warranty or covenant applicable to a Transferred Asset set forth in Article IV or Article V (each such Transferred Collateral Obligation, an “Warranty Collateral Obligation”), no later than 30 days after the earlier of (x) knowledge of such breach on the part of the Seller and (y) receipt by the Seller of written notice thereof given by the Purchaser, the Administrative Agent or any other Secured Party, the Seller shall either (a) pay to the Collection Account in immediately available funds the Repurchase Amount with respect to the Warranty Collateral Obligation(s) to which such breach relates or (b) substitute for such Warranty Collateral Obligation(s) one or more Eligible Collateral Obligation with an aggregate Collateral Obligation Amount at least equal to the Repurchase Amount of the Warranty Collateral Obligation(s) being replaced; provided, that no such repayment or substitution shall be required to be made with respect to any Warranty Collateral Obligation (and such Collateral Obligation shall cease to be a Warranty Collateral Obligation) if, on or before the expiration of such 30 day period, the representations and warranties in Article IV and the covenants in Article V with respect to such Warranty Collateral Obligation shall be made true and correct in all material respects with respect to such Warranty Collateral Obligation as if such Warranty Collateral Obligation had been Conveyed to the Purchaser on such day.

SECTION 6.2 Dilutions, Etc. The Seller agrees that if, on any day following the Revolving Period, the Principal Balance of a Transferred Collateral Obligation that has been sold by the Seller hereunder is either reduced or adjusted as a result of any setoff by the Obligor against the Seller, the Seller shall be deemed to have received on such day a Collection of such Transferred Collateral Obligation in the amount of such setoff and shall, within two (2) Business Days, pay to the Collection Account in immediately available funds an amount equal to such setoff.

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.1 Conditions Precedent. The obligations of the Purchaser to pay the Purchase Price for the Transferred Assets sold on the Effective Date and any Purchase Date shall be subject to the satisfaction of the following conditions:

(a)          All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects on such Purchase Date;

(b)          All information concerning the Transferred Assets provided to the Purchaser and the Administrative Agent shall be true and correct, when taken as a whole, in all material respects as of such Purchase Date;

(c)          The Seller shall have performed in all material respects all other obligations required to be performed by the provisions of this Agreement and the other Transaction Documents to which it is a party;

(d)          The Seller shall have either filed or caused to be filed the financing statement(s) required to be filed pursuant to Section 2.1(f);

(e)          The Seller shall have delivered a Power of Attorney to the Purchaser with respect to each Conveyance of Transferred Beneficial Interests; and

(f)           All corporate and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser shall have received from the Seller copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Purchaser may reasonably have requested.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1 Amendments, Etc. This Agreement and the rights and obligations of the parties hereunder may not be amended, supplemented, waived or otherwise modified except in an instrument in writing signed by the Purchaser and the Seller and consented to in writing by the Administrative Agent. Any reconveyance executed in accordance with the provisions hereof shall not be considered an amendment or modification to this Agreement.

SECTION 8.2 Governing Law: Submission to Jurisdiction.

(a)          THIS AGREEMENT AND THE NOTES SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND THE NOTES OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

(b)          Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to the Transaction Documents, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 8.3 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, electronic mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth below:

(a)          in the case of the Purchaser:

450 Park Avenue, 12th Floor

New York, NY 10022

Attention: General Counsel

Facsimile No.: (646) 861-7804

Confirmation No.: (212) 415-6500

Email: igalloway@arclarp.com

(b)          in the case of the Seller:

Business Development Corporation of America

450 Park Avenue, 12th Floor

New York, NY 10022

Attention: General Counsel

Telephone: (646) 861-7804

Facsimile: (212) 415-6500

Email: igalloway@arclarp.com

(in each case, with a copy to the Administrative Agent at the address for notice provided under the Loan Agreement)

All such notices and communications shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, (c) if sent by two-day mail, two Business Days after having been deposited in the mail, postage prepaid, (d) if sent by overnight courier, one Business Day after having been given to such courier, and (e) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

SECTION 8.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 8.5 Assignment. The Purchaser and the Seller each agree that at any time and from time to time, at its expense and upon reasonable request of the Administrative Agent or the Collateral Agent, it shall promptly execute and deliver all further instruments and documents, and take all reasonable further action, that is necessary or desirable to perfect and protect the Conveyances and security interests granted or purported to be granted by this Agreement or to enable the Collateral Agent or any of the Secured Parties to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, the Seller authorizes the filing of such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable or that the Purchaser or the Collateral Agent (acting solely at the Administrative Agent’s request) as the assignee of the Purchaser may reasonably request to protect and preserve the Conveyances and security interests granted by this Agreement.

SECTION 8.6 Further Assurances.

(a)          The Purchaser and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Transaction Documents, including the execution of any financing statements or continuation statements or equivalent documents relating to the Transferred Collateral Obligations for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

(b)          The Purchaser and the Seller hereby severally authorize the Collateral Agent, upon receipt of written direction from the Administrative Agent, to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Transferred Assets.

(c)          The Seller shall furnish to the Collateral Agent and the Administrative Agent from time to time such statements and schedules further identifying and describing the Related Security and such other reports in connection with the Transferred Assets as the Collateral Agent (acting solely at the Administrative Agent’s request) or the Administrative Agent may reasonably request, all in reasonable detail.

SECTION 8.7 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Purchaser, the Seller or the Administrative Agent, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

SECTION 8.8 Counterparts. This Agreement may be executed in two or more counterparts including telecopy transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 8.9 Binding Effect; Third-Party Beneficiaries. This Agreement and the other Transaction Documents will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. The Collateral Agent, for the benefit of the Secured Parties, is intended by the parties hereto to be a third-party beneficiary of this Agreement.

SECTION 8.10 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Transaction Documents.

SECTION 8.11 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Purchaser and the Seller each have caused this Sale and Contribution Agreement to be duly executed by their respective officers as of the day and year first above written.

BUSINESS DEVELOPMENT
CORPORATION OF AMERICA, as Seller

By:	/s/ Robert K. Grunewald
Name:	Robert K. Grunewald
Title:	CIO

Signature Page to Sale and Contribution Agreement

BDCA 2L FUNDING I, LLC, as Purchaser

By:	/s/ Robert K. Grunewald
	Name:	Robert K. Grunewald
	Title:	CIO

Signature Page to Sale and Contribution Agreement

Schedule A

SCHEDULE OF COLLATERAL OBLIGATIONS

None

Schedule B

SCHEDULE OF REFERENCE ASSETS

Investment	Desciption	Loan Type	Maturity	Cost %	Cost	Par Amount	Junior OC Test – Current or NAV of Loan Fund
Catamaran		CLO
2013-1 CLO	CLO	Equity	1/27/2025	92.00%	$10,000,000	$10,000,000	105.78%
		CLO
Apidos XVI	CLO	Equity	1/19/2025	91.00%	$13,650,000	$15,000,000	108.65%
		CLO
MidOcean CLO II	CLO	Equity	1/29/2025	90.58%	$34,058,080	$37,600,000	107.53%
		CLO
OFSBS 2014	CLO	Equity	3/20/2025	91.75%	$34,865,000	$38,000,000	106.23%
Pennant Park Credit Opportunity	Private Credit	Loan
Fund	Fund	Fund	NA	100.00%	$10,000,000	$10,000,000	105.50%
	Tennenbaum
	Waterman Loan	Loan
Tennenbaum	Fund	Fund	12/20/2022	100.00%	$8,890,703	$8,890,703	108.10%
THL Credit	Greenway II /	Loan
Greenway	TCRD BDC Sidecar	Fund	1/1/2020	100.00%	$11,630,000	$11,630,000	100.56%

Schedule C

FORM OF PURCHASE NOTICE

[Date]

To:	Deutsche Bank AG, New York Branch

60 Wall Street

New York, New York 10005

Attention: Asset Finance Department

Re:	Purchase Notice for Conveyance

Date of                            , 20

Ladies and Gentlemen:

This Purchase Notice is delivered to you pursuant to [Section 2.1(b)] [Section 2.1(d)] of the Sale and Contribution Agreement, dated as of February 21, 2014 (together with all amendments, if any, from time to time made thereto, the “Sale Agreement”), between BDCA 2L Funding I, LLC, as purchaser (the “Purchaser”), and Business Development Corporation of America, as seller. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Sale Agreement.

In accordance with [Section 2.1(b)] [Section 2.1(d)] of the Sale Agreement, the Seller hereby offers to Convey to the Purchaser on the above-referenced Purchase Date pursuant to the terms and conditions of the Sale Agreement the [Collateral Obligations] [beneficial interest in the Reference Assets] listed on Schedule I hereto, together with the Related Security and all proceeds of the foregoing.

Please wire the Purchase Price (or portion thereof) to be paid in cash to the Seller pursuant to the wiring instructions included at the end of this letter.

The Seller represents that the conditions described in Section 7.1 of the Sale Agreement have been satisfied with respect to such Conveyance.

The Seller agrees that if prior to the Purchase Date any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Purchaser. Except to the extent, if any, that prior to the Purchase Date the Purchaser shall receive written notice to the contrary from the Seller, each matter certified to herein shall be deemed once again to be certified as true and correct at the Purchase Date as if then made.

The Seller has caused this Purchase Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this        day of                 , 20    .

Very truly yours,

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

By:
Name:
Title:

AS ACKNOWLEDGED AND AGREED:

BDCA 2L FUNDING 1, LLC

By:	Business Development
Corporation of America, its sole member

By:
Name:
Title:

Wire Instructions

Bank: ABA:

Account Name:

Account Number:

For further credit to account:

Schedule of [Collateral Obligations] [Reference Assets]

Schedule D

FORM OF POWER OF ATTORNEY

[Date]

To:       BDCA 2L Funding I, LLC

450 Park Avenue, 12th Floor

New York, New York 10022

Attention: General Counsel

Email: igalloway@arclarp.com

This Power of Attorney is executed and delivered by Business Development Corporation of America, as the seller (the “Seller”) under the Sale and Contribution Agreement referred to below, to BDCA 2L Funding I, LLC, as the purchaser under the Sale and Contribution Agreement (in such capacity, the “Attorney”), pursuant to Section 2.3 of that certain Sale and Contribution Agreement, dated as of February 21, 2014 (as amended, modified, supplemented or restated from time to time, the “Sale and Contribution Agreement”), between the Seller and the Attorney. Capitalized terms used but not defined herein shall have the meanings provided in the Sale and Contribution Agreement.

No person to whom this Power of Attorney is presented, as authority for the Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from Seller as to the authority of the Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to the Attorney unconditionally the authority to take and perform the actions contemplated herein, and Seller irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity that acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The Power of Attorney granted hereby is coupled with an interest and may not be revoked or canceled by Seller until all Obligations of the Attorney under the Transaction Documents have been paid in full, the Commitments have been reduced to zero, and the Attorney has provided its written consent thereto.

The Seller hereby irrevocably appoints the BDCA 2L Funding I, LLC its true and lawful attorney (with full power of substitution, which power, it acknowledges, the Attorney has agreed to transfer to the Collateral Agent upon the occurrence of a Facility Termination Event) in its name, place and stead and at is expense, in connection with the Transferred Beneficial Interests, including without limitation the power to cause the Seller to exercise any and all rights (including, without limitation, voting rights) with respect to any Reference Asset.

BUSINESS DEVELOPMENT
CORPORATION OF AMERICA

By:
Name:
Title: